UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026 (June 30, 2026)

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 299-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 30, 2026, FMC Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Tessenderlo Group NV, a public limited company incorporated under the laws of Belgium (the “Investor”) pursuant to which the Company agreed to sell to the Investor an aggregate of 30,319,166 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a price per share of $13.30, for an aggregate purchase price of $403,244,907.80 (the “Investment”). The Investor currently owns less than 1.0% of the outstanding shares of Common Stock. Upon consummation of the Investment, and taking into account the shares of Common Stock currently held by the Investor, the Investor is expected to own approximately 20.0% of the outstanding shares of Common Stock.

The closing of the Investment (the “Closing”) is subject to the satisfaction or waiver of customary closing conditions, including the receipt of required regulatory approvals.

The Purchase Agreement contains customary representations and warranties of the Company, on the one hand, and of the Investor, on the other hand.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Investor Agreement

The Purchase Agreement contemplates that, at the Closing, the Company and the Investor will enter into an investor agreement (the “Investor Agreement”).

Pursuant to the terms of the Investor Agreement, for so long as the Investor holds at least 10.0% of the outstanding shares of Common Stock, (i) at the first regularly scheduled meeting of the Company’s board of directors (the “Board”) following the Closing, the Company will increase the size of the Board by one member and appoint a candidate nominated by the Investor to fill such vacancy (the “Initial Investor Nominee”) and (ii) the Investor will have a right to nominate a candidate (the “Investor Nominee”) to be considered for inclusion in the slate of nominees recommended by the Board to stockholders for election at any meeting of stockholders held for the election of directors. The Initial Investor Nominee and the Investor Nominees are required to be independent directors under the listing rules of the New York Stock Exchange. The Investor will also have the right to one Board observer for so long as the Investor holds at least 10.0% of the outstanding shares of Common Stock.

Pursuant to the terms of the Investor Agreement, the Investor will also agree that, during the period commencing at the Closing and ending on the date on which both (i) the Investor owns less than 10% of the outstanding shares of Common Stock and (ii) at least 12 months have passed since an Investor Nominee last served as a director, at each meeting of stockholders of the Company, the Investor will cause all Common Stock beneficially owned by the Investor or any of its affiliates or associates (each as defined under the Securities Exchange Act of 1934, as amended) to be voted in accordance with the recommendation of the Board for all matters submitted to a vote of the stockholders of the Company, other than any matter involving a change of control of the Company.

For so long as the Investor or any of its permitted transferees holds any shares of Common Stock, the Investor and its affiliates and associates will be subject to customary standstill restrictions limiting or prohibiting, among other things, the acquisition of additional shares of Common Stock, proposing a merger or other extraordinary transaction, soliciting proxies or assisting any other person in connection with any of the foregoing. The standstill restrictions will fall away under certain circumstances, including the entry by the Company into a change of control transaction.

Under the Investor Agreement, for a period of 36 months following the Closing (the “Lock Up Period”), the Investor and its affiliates will be prohibited from transferring, or hedging its direct or indirect exposure to, any Common Stock, subject to certain exceptions. Following the expiration of the Lock Up Period, the Investor will be able to transfer its Common Stock; provided that in no event can the Investor transfer to (i) any competitor of the Company, (ii) an activist or (iii) any transferee that would become a holder of 4.9% or more of the outstanding shares of Common Stock after giving effect to such transfer, subject to certain exceptions.

For so long as Investor holds at least 10.0% of the outstanding shares of Common Stock, the Company grants the Investor customary preemptive rights on issuances of shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, subject to customary exceptions. The Investor will also have the right to acquire shares of Common Stock during specified periods to maintain an ownership percentage of 20.0% of the outstanding shares of Common Stock, subject to termination under certain circumstances.

Investor will also have the right to receive certain information and be subject to customary confidentiality provisions.

The foregoing summary of the form of Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Investor Agreement, a copy of which is filed as Exhibit A to the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

The Purchase Agreement also contemplates that, at the Closing, the Company and the Investor will enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agrees to grant the Investor eight demand registration rights with respect to shares of Common Stock held by the Investor, provided that the Investor may not exercise such right more than once every 120 days.

The Company has also agreed to, among other things, indemnify the Investor and its officers, directors, agents and representatives and each other person, if any, who controls the Investor, under any registration statement from certain liabilities and pay all fees and expenses (excluding any underwriting discounts and commissions and transfer taxes, if any) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summary of the form of Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is filed as Exhibit B to the Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Form 8-K, the disclosures in Item 1.01 above are incorporated herein by reference.

The securities to be sold to the Investor under the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, or under any state securities laws. The Company relied on this exemption from registration based in part on representations made by the Investor. The sale is not being conducted in connection with a public offering and no public solicitation or advertisement will be made in connection with the sale of the Common Stock. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure.

On June 30, 2026, the Company made available a press release announcing the Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Stock Purchase Agreement, dated June 30, 2026, by and between FMC Corporation and Tessenderlo Group NV, including the form of Investor Agreement attached as Exhibit A thereto and the form of Registration Rights Agreement attached as Exhibit B thereto
99.1	Press Release, dated June 30, 2026.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC CORPORATION (Registrant)

Date: July 1, 2026	By:	/s/ Andrew D. Sandifer
Name: Andrew D. Sandifer
Title: Executive Vice President and Chief Financial Officer